SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934 of the


                                 March 25, 2002
                            ------------------------
                Date of Report (Date of Earliest Event Reported)

                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


      Tennessee                        01-12073                 62-1550848
----------------------------     ---------------------      --------------------
(State or Other Jurisdiction     (Commission File No.)      (I.R.S. Employer No.
     of Incorporation)                                       Identification No.)

                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
               (Address of Principal Executive Offices) (Zip Code)
               ---------------------------------------------------


                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.        OTHER EVENTS.


Disclosure of Risk Factors

Equity Inns, Inc. is filing this Current Report on Form 8-K to describe various risk factors that may affect our business, financial condition and operations.

Some of the information you will find in our filings under the Securities Exchange Act of 1934, as amended, and our registration statements, prospectuses or any prospectus supplements may contain "forward-looking" statements. Also, documents filed later by our company with the Securities and Exchange Commission may contain similar forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," " estimates," "projects," "continues" or other similar words. These types of statements discuss future events or expectations or contain projections or estimates. You are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that our actual results may differ materially from those in the forward- looking statement as a result of various factors.

When considering any forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual financial and operating results to differ materially and adversely from those contained in or implied by any forward-looking statement.

The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge from time to time. Many things can happen that can cause our actual financial and operating results to be very different than those described by us in our SEC filings. Any statement made by us that are not historical facts should be considered to be forward-looking statements.

With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we caution you that while we believe such assumptions or bases to be reasonable an have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them from time to time.

RISK FACTORS

SEPTEMBER 11, 2001'S EVENTS AND THE CURRENT U.S. ECONOMIC RECESSION HAVE ADVERSELY AFFECTED BOTH THE HOTEL INDUSTRY GENERALLY AND OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION, AND WE EXPECT THESE ADVERSE EFFECTS TO CONTINUE.

Before September 11, 2001, our hotels had begun experiencing declining revenue per available room, or "REVPAR," as a result of the slowing United States economy. The terrorist attacks o September 11, 2001 and the after-effects, as well as the economic recession, have substantially reduced business and leisure travel throughout the U.S. and hotel industry REVPAR generally. REVPAR at our hotels specifically has declined substantially since September 11, 2001. While REVPAR at our hotels has improved from the depressed levels in the week following the events of September 11, REVPAR at our hotels remains below pre-September 11 levels and may remain at these depressed levels. We cannot predict the extent to which the events of September 11, 2001 will continue to directly or indirectly impact the hotel industry or our operating results in the future. As a result, in the fourth quarter of 2001, our REVPAR decreased 8.2% and our recurring funds from operations decreased 22% from our results for the fourth quarter of 2000. We expect the declines in our year over year REVPAR and FFO for the first quarter of 2002 to be generally consistent with the declines we experienced in the fourth quarter of 2001. Depending on the speed of the economic recovery and other factors, we may experience declines in our year over year REVPAR and FFO for the second quarter of 2002 at similar levels. Continued lower REVPAR at our hotels could have an adverse effect on our results of operations and financial condition, including our ability to remain in compliance with our debt covenants, our ability to fund capital improvements at our hotels, and our ability to make shareholder distributions necessary to maintain our tax status as a real estate investment trust, or "REIT."
Additional terrorist attacks or act of war against the U.S. could have further





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further material adverse effects on the hotel industry at large and our operations in particular.

OUR ABILITY TO MAINTAIN OUR HISTORIC RATE OF DISTRIBUTIONS TO OUR SHAREHOLDERS IS SUBJECT TO FLUCTUATIONS IN OUR FINANCIAL PERFORMANCE, OPERATING RESULTS AND CAPITAL IMPROVEMENTS REQUIREMENTS.

As a REIT, we are required to distribute at least 90% of our taxable income each year to our shareholders. Due to the economic impact of the events of September 11, 2001 on the lodging industry and our own hotels' operations performance, we did not declare or pay any dividends for the fourth quarter of 2001.
In the event of continued or future downturns in our operating results and financial performance or unanticipated capital improvements to our hotels, including capital improvements which may be required by our franchisors, we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are in the sole discretion of our Board of Directors which will consider, among other factors, our financial performance, debt service obligation and debt covenants, and capital expenditure requirements. We cannot assure you either that we will continue to generate sufficient cash in order to fund distributions at the same rate as our historic rate, or that our Board will continue to maintain our distribution rate at the same levels as we have in the past.

Among the factors which could adversely affect our results of operation and decrease our distributions to shareholders are reduced net operating profits or operating losses resulting from our affiliated "taxable REIT subsidiary," or "TRS," lessees; increased debt service requirements, including those resulting from higher interest rates on our variable rate indebtedness; and capital expenditures at our hotels, including capital expenditures required by the franchisors of our hotels. Among the factors which could reduce the net operating profits of our TRS lessees are decreases in hotel revenues and increases in hotel operating expenses. Hotel revenue can decrease for a number of reasons including increased competition from new supply of hotel rooms and decreased demand for hotel rooms. These factors can reduce both occupancy and room rates at our hotels.

Effective as of January 1, 2002, we lease all of our hotels to our TRS lessee subsidiaries. These TRS lessees are subject to hotel operating risks, including risks of sustaining operating losses after payment of hotel operating expenses, including management fees.

Many of the following factors described in this Form 8-K can affect adversely the net operating profits of our TRS lessees, our operating expenses, and our ability to make distributions to our shareholders.

OUR DEBT SERVICE OBLIGATIONS COULD ADVERSELY AFFECT OUR OVERALL OPERATING RESULTS, MAY REQUIRE US TO LIQUIDATE OUR PROPERTIES, AND MAY JEOPARDIZE OUR TAX STATUS AS A REIT.

We currently have a significant amount of debt outstanding. Although our Board has adopted a policy of limiting the amount of debt we will incur to approximately 45% of our investment in hotel properties, at cost, the Board may change this debt policy at any time without shareholder approval. At December 31, 2001, our consolidated indebtedness was 41.8% of our investments in hotels, at cost. We and our subsidiaries may be able to incur substantial additional debt, including secured debt, in the future. Our level of debt could subject us to many risks, including the risks that:

        our cash flow from operations will be insufficient to make required payments of principal and interest;

        our debt may increase our vulnerability to adverse economic and industry conditions;

        we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash available for distribution to our shareholders, funds available for operations and capital expenditures, future business opportunities or other purposes;





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        existing debt, including secured debt, may not be refinanced; and

        the terms of any refinancing will not be as favorable as the terms of our current debt.

If we violate covenants in our indebtedness agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all.

At December 31, 2001, we had approximately $384.2 million of outstanding debt and without additional equity financing, as of December 31, 2001, we had the capacity to borrow up to an additional $17.7 million under our $125 million secured line of credit.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance this debt through additional debt financing, private or public offerings of debt securities, or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for distribution to our shareholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotels on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities. We have pledged 95 of our hotels to secure our outstanding indebtedness. To the extent we cannot meet our debt service obligations, we risk losing some or all of those assets to foreclosure. Also, covenants applicable to our debt could impair our planned strategies and, if violated, result in a default of our debt obligations.

Higher interest rates could increase debt service requirements on our floating rate debt and could reduce the amounts available for distribution to our shareholders, as well as reducing funds available for our operations, future business opportunities, or other purposes. We have obtained, and we may obtain in the future, one or more forms of interest rate protection--in the form of swap agreements, interest rate caps contracts or similar agreements--to "hedge" against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our hotel investments at times which may not permit us to receive an attractive return on our investments in order to meet our debt service obligations.

OUR NEW TRS LESSEE STRUCTURE SUBJECTS US TO THE RISK OF INCREASED HOTEL OPERATING EXPENSES.

Before January 1, 2001, substantially all of our hotels were leased to third parties under our system of operating leases, or "Percentage Leases," providing for the payment of rent based in part on revenues from our hotels. Accordingly, our operating risks were essentially limited to changes in hotel revenues and to our third-party lessees' ability to pay the rent due under the Percentage Leases. In addition to the ownership expenses previously borne by us, our TRS lessees are now subject to the risks of increased hotel operating expenses for all of our hotels, including but not limited to the following:

        wage and benefit costs;

        repair and maintenance expenses;

        energy costs, which have increased significantly in recent months;

        the costs of liability insurance; and






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        other operating expenses.

Any increases in these operating expenses can have a significant adverse impact on our earnings and cash flow.

OUR RETURNS DEPEND ON MANAGEMENT OF OUR HOTELS BY THIRD PARTIES

In order to qualify as a REIT, we cannot operate any hotel or participate in the decisions affecting the daily operations of any hotel. Under the REIT Modernization Act of 1999 (the "RMA"), which became effective January 1, 2001, REITs are permitted to lease their hotels to wholly-owned lessees such as our TRS lessees. Even under the RMA, our TRS lessees may not operate the leased hotels and, therefore, they must enter into management agreements with third-party eligible independent contractors which will manage the hotels. Thus, third-party operators, under a management agreement with one of our TRS lessees, control the daily operations of each of our hotels.

Under the terms of the management agreements, our ability to participate in operating decisions regarding the hotels is limited. We depend on these third-party management companies to adequately operate our hotels as provided in the management agreements. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does no result in satisfactory occupancy rates, REVPAR and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with a TRS lessee, and then only to the extent of the remedies provided for under the terms of the management agreement. Additionally, in the event that we need to replace any of our management companies, we may experience significant disruptions at our hotels and in our operations generally.

OUR INABILITY TO OBTAIN FINANCING COULD LIMIT OUR GROWTH.

Internal growth, which includes periodic capital expenditures and renovation of our hotels to achieve improved revenue performance, along with external growth, in the form of acquisitions, are both important parts of our strategy. We may not be able to fund growth solely from cash provided from our operating activities because we must distribute at least 90% of our taxable income each year to maintain our REIT tax status. Consequently, we rely upon the availability of debt or equity capital to fund hotel acquisitions and improvements. As a result, our ability to fund capital expenditures, acquisitions or hotel development through retained earnings is very limited. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain satisfactory debt or equity financing. Our ability to raise additional equity or debt capital will depend on market conditions.

Neither our Charter nor our bylaws limits the amount of debt that we can incur. Our Board has adopted a policy that limits our outstanding indebtedness to approximately 45% of our investment in hotel properties, at cost. Our Board can modify this debt limitation policy at any time without shareholder approval. However, we cannot assure you that we will be able to obtain additional equity or debt financing or that we will be able to obtain such financing on favorable terms.

WE MAY NOT BE ABLE TO SELL OUR HOTELS ON FAVORABLE TERMS

We may decide to sell hotels in the future. We cannot assure you that the market value of our hotels will not decrease in the future, and therefore, we may not be able to sell our hotels on favorable terms, or such hotels will may be sold at a loss.

OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS MAY BE AFFECTED BY FACTORS IN THE HOTEL INDUSTRY THAT ARE BEYOND OUR CONTROL.




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OPERATING RISKS

Our hotels are subject to various operating risks found throughout the hotel industry. Many of these risks are beyond our control. These include, among other things, the following:

        competition from other hotels: our hotels compete with other hotel properties in their respective geographic markets;

        over-building of hotels in our markets, which adversely affects occupancy and revenues at our hotels;

        dependence on business and commercial travelers and tourism;

        increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

        increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

        adverse effects of general, regional and local economic conditions;

        adverse effects of a downturn in the hotel industry; and

        risks generally associated with the ownership of hotels and real estate, as we discuss in detail below.

THESE FACTORS COULD REDUCE THE NET OPERATING PROFITS OF OUR TRS LESSEES, WHICH IN TURN COULD ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

COMPETITION FOR ACQUISITIONS

We compete for investment opportunities with entities that have substantially greater financial resources than we do. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

SEASONALITY OF HOTEL BUSINESS

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowing in our first and fourth quarters in order to offset these fluctuations in revenues and to make distributions to our shareholders.





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INVESTMENT CONCENTRATION IN PARTICULAR SEGMENTS OF SINGLE INDUSTRY

Our entire business is hotel-related. Our investment strategy in the past has been to acquire interests in midscale-limited service, upscale all-suite and extended stay hotel properties. Our current strategy is to reposition our hotel portfolio with a larger representation of upscale hotels. Therefore, a downturn in the hotel industry, in general, and the segments in which we operate, in particular, will have a material adverse effect on our lease revenues and the net operating profits of our TRS lessees and amounts available for distribution to our shareholders.

CAPITAL EXPENDITURES

Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also require periodic capital improvements as a condition of keeping the franchise licenses. In addition, our lenders require that we set aside annual amounts for capital improvements to our hotels. The costs of all of these capital improvements could adversely affect our financial condition and amounts available for distribution to our shareholders. These renovations may give rise to the following risks:

        possible environmental problems;

        construction cost overruns and delays;

        a possible shortage of available cash to fund renovations and the related possibility that financing for these renovations may not be available to us on affordable terms; and

        uncertainties as to market demand or a loss of market demand after renovations have begun.

For the year ended December 31, 2001, we spent approximately $22.2 million for various capital improvements to our hotels, including approximately $10.3 million in franchisor-required renovations. In our 2002 fiscal year, we expect to spend approximately $10 million for capital improvements to our hotels.

INVESTMENT RISKS IN THE REAL ESTATE INDUSTRY GENERALLY MAY ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

GENERAL RISKS OF INVESTING IN REAL ESTATE

Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depend upon the ability of our management companies to operate our hotels so a to maintain or increase room revenues and control operating expenses. Both income from our hotels and our ability to make distributions to our shareholders may be adversely affected by changes beyond our control and our TRS lessees' control, including the following:

        civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of the terrorist attacks such as those that occurred on September 11, 2001;

        adverse changes in national and local economic and market conditions;

        changes in interest rates and in the availability, cost and term of debt financing;

        changes in traffic patterns and neighborhood characteristics;

        the potential for uninsured or underinsured property losses;



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        the ongoing need for capital improvements, particularly in older structures;

        changes in real property tax rates and other operating expenses;

        the relative illiquidity of real estate investments; and

        other circumstances beyond our control.

UNINSURED AND UNDERINSURED LOSSES

We maintain comprehensive insurance on each of our hotels, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. However, various types of catastrophic losses, like earthquakes and floods, or losses from terrorist activities, may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not be able to cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

NONCOMPLIANCE WITH GOVERNMENTAL REGULATIONS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

ENVIRONMENTAL MATTERS

Our hotel properties are subject to various federal, state and local environmental laws that regulate chemical use, pollution prevention, environmental clean-ups, land uses and similar activities. Under these laws, courts and government agencies have the authority to require the owner or operator of a contaminated property to clean up the property and to take other response actions, even if the owner or operator did not know of or was not responsible for the contamination. These laws also apply to persons who owned or operated a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, like a landfill or an incinerator, to pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment and to take other response actions. A person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by release of hazardous substances and/or property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. One example is laws that require a business using chemicals to manage them carefully and to notify local officials if regulated spills occur.

We could be responsible for the costs discussed above, if it found itself in one or more of these situations. The costs to clean up a contaminated property, to




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defend against a claim, or to comply wit environmental laws could be material and could adversely affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required in connection with properties targeted for acquisition, we commissioned studies-- called "Phase I environmental site assessments" or "ESAs"--before we acquired our hotels. We obtained the Phase I ESAs to help us identify whether we might be responsible for cleanup costs or other environmental costs in connection with our hotels. The Phase I ESAs on our hotels did not reveal any environmental costs that might have a material adverse effect on our business, assets, results of operation or liquidity. However, Phase I ESAs are historical snapshots, do not involve environmental sampling, and do not always identify all potential problems and sometimes do not identify all potential environmental liabilities.

As a result, we may have material environmental liabilities of which we are unaware. We can make no assurances that (1) future adopted or amended laws or regulations will not impose material environmental liabilities, or (2) the current environmental condition of our hotels have not been and/or will not be affected by the condition of the properties in the vicinity of our hotels (such as the presence of leaking underground storage tanks) or by the acts of third parties unrelated to us.

AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS

Under the Americans with Disabilities Act of 1990, or the "ADA," all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our shareholders could be adversely affected.

FLUCTUATIONS IN OUR PROPERTY TAXES CAN ADVERSELY AFFECT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make distributions to our shareholders could be adversely affected.

OPERATING OUR HOTELS UNDER FRANCHISE AGREEMENTS COULD ADVERSELY AFFECT OUR DISTRIBUTIONS TO OUR SHAREHOLDERS.

Our hotels operate under franchise agreements, and we are subject to the risks that are found in concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our brands.

The maintenance of the franchise licenses for our hotels is subject to our franchisors' operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our lessees and management companies follow their standards. Failure by us, one of our TRS lessees or one o our management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination payment, which varies by franchisor and by hotel. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A TRS lessee's loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This





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loss of revenues could, therefore, also adversely effect our financial condition, results of operations and cash available for distribution to shareholders.

THE ABILITY OF OUR BOARD OF DIRECTORS TO CHANGE OUR MAJOR CORPORATE POLICIES MAY NOT BE IN YOUR INTEREST.

Our Board determines our major corporate policies, including our acquisition, financing, growth, operations and distribution policies and our policy of limiting our debt to approximately 45% of our investment in hotel properties, at cost. Our Board may amend or revise these and other policies from time to time without the vote or consent of our shareholders.

PROVISIONS OF OUR CHARTER AND TENNESSEE LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF US.

OWNERSHIP LIMITATION

Our Charter provides that no person may directly or indirectly own more than 9.9% of our common stock or any series of our preferred stock. We refer to this limitation as the "Ownership Limitation." This limitation may prevent an acquisition of control of us by a third party without our Board's approval, even if our shareholders believe the change of control is in their interest.

STAGGERED BOARD OF DIRECTORS

Under our Charter, our Board has three classes of directors. Directors for each class are elected for a three-year term. The staggered terms of our directors may affect the ability to change control of us, even if shareholders believe a change of control is in their interest. This staggered-board feature may also discourage offers or other bids being made for our capital stock at a premium over the market price.

AUTHORITY TO ISSUE PREFERRED STOCK

Our Charter authorizes our Board to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. At present, we have issued and outstanding 2,750,000 shares of our 9 1/2% Series A preferred stock. Future issuances of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

TENNESSEE ANTI-TAKEOVER STATUTES

As a Tennessee corporation, we are subject to various anti-takeover law found in Chapter 103 of Title 48 of the Tennessee Code. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Tennessee corporations against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

OUR FAILURE TO QUALIFY AS A REIT UNDER THE FEDERAL TAX LAWS WILL RESULT IN ADVERSE TAX CONSEQUENCES.

THE FEDERAL INCOME TAX LAWS GOVERNING REITS ARE COMPLEX.

We have operated and intend to continue to operate in a manner that is intended to qualify us as a REIT under the federal income tax laws. The REIT qualification requirements are extremely complex, however, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we have been or will continue to be





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successful in operating so we can continue to qualify as a REIT.  At any time, new laws, interpretations, or court decisions may change the federal tax laws or the federal income tax consequences of our qualification as a REIT.

FAILURE TO MAKE REQUIRED DISTRIBUTIONS WOULD SUBJECT US TO TAX.

In order to qualify as a REIT, each year we must pay out to our shareholders in distributions at least 90% of our taxable income, other than any net capital gain. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws. Our only source of funds to make these distributions comes from distributions that we receive from Equity Inns Partnership, L.P. through its general partner and our wholly-owned subsidiary, Equity Inns Trust. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. This risk may be intensified because our current indebtedness restricts our ability to borrow money and sell assets, eve if necessary to make distributions to maintain our REIT status.

FAILURE TO QUALIFY AS A REIT WOULD SUBJECT US TO FEDERAL INCOME TAX.

If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income. We might need to borrow money or sell hotels in order to pay any such tax. If we cease to be a REIT, we no longer would be required to distribute most of our taxable income to our shareholders. Unless the federal income tax laws excused our failure to qualify as a REIT, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

THE FORMATION OF OUR TRS LESSEES INCREASES OUR OVERALL TAX LIABILITY.

Effective January 1, 2001, we formed our TRS lessees and caused them to enter into Percentage Leases with respect to our hotels, all of which are now leased to our TRS lessees. The TRS lessee are subject to federal and state income tax on their taxable income, which consists of the revenues from the hotels leased by the TRS lessees, net of the operating expenses for such hotels and rent payments to us. Accordingly, although the formation of our TRS lessees allows us to participate in the operating income from our hotels in addition to receiving rent, that operating income is fully subject to income tax. The after-tax net income of the TRS lessees is available for distribution to us as dividends.

WE COULD INCUR A 100% EXCISE TAX ON RENTS RECEIVED FROM OUR TRSS IN EXCESS OF MARKET RENTAL.

We could incur a 100% excise tax to the extent that the Internal Revenue Service successfully asserts that certain transactions with our TRS lessees are not conducted on an arm's length basis. For example, to the extent that the rent paid by a TRS lessee to us exceeds an arm's-length rental amount, such as excess amount potentially will be subject to the excise tax. We believe that all transactions between us and our TRS Lessees are conducted on an arm's-length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax. Nevertheless, the determination of whether rents reflect arm's length charges is inherently factual, and no complete assurance can be provided that the excise tax will not apply.

OUR OWNERSHIP LIMITATION MAY RESTRICT OR PREVENT YOU FROM ENGAGING IN CERTAIN TRANSFERS OF OUR COMMON STOCK.

In order to maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. To preserve our REIT qualification, our Charter contains the Ownership Limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or any series of our preferred stock by any person, subject to several exceptions. Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the Ownership Limitation.





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If anyone transfers shares in a way that would violate the Ownership Limitation or prevent us from continuing to qualify as a REIT under the federal income tax laws, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the Ownership Limitation. Anyone who acquires shares in violation of the Ownership Limitation or the other restrictions on transfer in our Charter bears the risk of suffering a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

THE MARKET PRICE OF OUR EQUITY SECURITIES MAY VARY SUBSTANTIALLY.

The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. One of the factors that may influence the price of our common stock or preferred stock in public trading markets is the annual yield from distributions on our common stock or preferred stock as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to shareholders, may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities.

Other factors that could affect the market price of our equity securities include the following:

       actual or anticipated variations in our quarterly results of operations;

       changes in market valuations of companies in the hotel or real estate industries;

       changes in expectations of future financial performance or changes in estimates of securities analysts;

       fluctuations in stock market prices and volumes;

       issuances of common stock or other securities in the future;

       the addition or departure of key personnel; and

       announcements by us or our competitors of acquisitions, investments or strategic alliances.

WE DEPEND ON OUR KEY PERSONNEL.

We depend on the efforts and expertise of our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Executive Vice President of Development and Controller to manage our day-to-day operations and strategic business direction. The loss of any of their services could have an adverse effect on our operations.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITY INNS, INC.




March 25, 2002                         /s/ Donald H. Dempsey
--------------                         ---------------------
                                       Donald H. Dempsey
                                       Executive Vice President, Secretary,
                                       Treasurer and Chief Financial Officer